Exhibit 3.2

MAPLE DELAWARE MERGER SUB LLC

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

Dated: November 3, 2021

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

MAPLE DELAWARE MERGER SUB LLC

THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT of Maple Delaware Merger Sub LLC (the “Company”), dated November 3, 2021, is entered into by Industrial Logistics Properties Trust, a Maryland real estate investment trust (together with its successors and assigns, the “Member”).

RECITALS:

The Company is formed as a limited liability company pursuant to the Delaware Limited Liability Company Act (as from time to time amended and including any successor statute of similar import, the “Act”) as of the date of and by the filing of the Certificate with the Secretary of State of the State of Delaware.

The Member wishes to set out its rights, obligations and duties with respect to the Company and its business, management and operations.

NOW, THEREFORE:

ARTICLE 1
DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings set forth below or in the section of this Agreement referred to below:

“Act” has the meaning ascribed to such term in the Recitals.

“Affiliate” as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management (other than property management) and policies of that Person, whether through the ownership of voting securities, partnership interests or by contract or otherwise.

“Agreement” means this Limited Liability Company Operating Agreement of the Company, including all schedules and exhibits hereto, as it and they may be amended, restated or supplemented from time to time as herein provided.

“Available Cash” means the excess of (a) the cash and short-term investments of the Company over (b) any reserves established from time to time by the Board of Directors.

“Board of Directors” has the meaning ascribed to such term in Section 7.2(b).

“Bylaws” means the Bylaws of the Company attached as Exhibit A, as amended from time to time.

“Certificate” means the Certificate of Formation of the Company as filed with the Secretary of State of the State of Delaware, as amended and restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended. Each reference to the Code shall be deemed to include (a) any successor internal revenue law and (b) the Treasury Regulations.

“Company” has the meaning ascribed to such term in the introductory paragraph of this Agreement.

“Company Interest” means the limited liability company interest of the Member in the Company, as expressed on Schedule A opposite the Member’s name.

“Director” has the meaning ascribed to such term in Section 7.2(b).

“Entity” means any partnership, corporation, joint venture, trust, limited liability company, business trust, cooperative, association or governmental unit.

“Fiscal Year” means the fiscal year of the Company which shall be the same as the taxable year of the Member. Each Fiscal Year shall commence on the day immediately following the last day of the immediately preceding Fiscal Year.

“Liquidating Transaction” has the meaning ascribed to such term in Section 6.2.

“Member” has the meaning ascribed to such term in the introductory paragraph of this Agreement.

“Person” means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such individual or Entity where the context so permits.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any subsequent federal law of similar import.

“Treasury Regulations” means the federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations).

ARTICLE 2
FORMATION OF LIMITED LIABILITY COMPANY

2.1 Formation. The Company is hereby formed as a limited liability company under and pursuant to the Act effective as of the date of filing the Certificate with the Secretary of State of the State of Delaware.

2.2 Company Name. The name of the Company shall be “Maple Delaware Merger Sub LLC.” The business of the Company shall be conducted under such name or such other names as may from time to time be established by the Board of Directors.

2.3 The Certificate, Etc. The filing of the Certificate with the Secretary of State of the State of Delaware is hereby ratified and confirmed by the Member. The Company shall execute, file and record all such other certificates and documents, including amendments to the Certificate, and cause to be done such other acts as may be necessary or appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the Company may own property or conduct business.

2.4 Principal Business Office, Registered Office and Registered Agent. The principal business office of the Company is located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458. The registered office of the Company is c/o Corporation Service Company, 251 Little Falls Drive, in the City of Wilmington, Delaware 19808. The registered agent for service of process on the Company is Corporation Service Company whose address is 251 Little Falls Drive, in the City of Wilmington, Delaware 19808. The principal business office, the registered office and the registered agent of the Company may be changed from time to time by the Board of Directors and in accordance with the then applicable provisions of the Act and any other applicable laws.

2.5 Term of Company. The term of the Company commenced on the date of the initial filing of the Certificate with the Secretary of State of the State of Delaware and shall continue until the Company is dissolved pursuant to the provisions of Section 8.1.

2.6 Purposes. The purpose for which the Company is formed is to engage in any lawful business purpose or activity for which a limited liability company may be organized under the Act.

2.7 Title to Property. All property owned by the Company shall be owned by the Company as an Entity and the Member shall not have any ownership interest in any Company property in its individual name or right, and the Company Interest shall be personal property for all purposes.

2.8 Admission of Member. The Member was admitted to the Company as the sole member of the Company upon its execution of a counterpart signature page to this Agreement.

ARTICLE 3
CAPITALIZATION

The Member contributed or caused to be contributed One Thousand Dollars ($1,000) in cash to the Company, as an initial contribution of capital, and the Member may from time to time contribute or cause to be contributed to the Company such additional cash or other assets as the Member may determine.

Notwithstanding any other provision of this Agreement, at no time shall the Member be required to contribute additional capital to the Company.

ARTICLE 4
BOOKS AND RECORDS

The Company shall keep, or cause to be kept, complete and accurate books and records of account of the Company.

ARTICLE 5
ALLOCATIONS

The profit and loss of the Company for each Fiscal Year shall be allocated as prescribed by the Code.

ARTICLE 6
DISTRIBUTIONS

6.1 Distributions Other Than Proceeds of Any Liquidating Transaction. Subject to Section 6.2, Subchapter VI of the Act and any other applicable laws, Available Cash shall be applied and distributed from time to time, as the Board of Directors shall determine, to the Member.

6.2 Proceeds of Any Liquidating Transaction. Upon the occurrence of any transaction (a “Liquidating Transaction”) involving the sale or other disposition of all or substantially all of the assets of the Company, all Available Cash resulting therefrom (or from any other source during the period of winding up of the Company) shall be applied first to the payment of any debts or liabilities of the Company to creditors (including, as applicable, the Member in its capacity as a creditor) or to the funding of reserves for debts or liabilities not then due and owing and for contingent liabilities to the extent deemed reasonable by the Board of Directors; and second to the Member. It is understood and agreed that all payments under this Section 6.2 shall be made as soon as reasonably practicable and in any event by the end of the Fiscal Year in which such Liquidating Transaction occurs or, if later, within 90 days after the date of such Liquidating Transaction.

ARTICLE 7
RIGHTS AND OBLIGATIONS OF THE MEMBER;
MANAGEMENT OF THE COMPANY’S BUSINESS

7.1 Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and neither the Member nor any Director or officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company by reason of being the Member, a Director or an officer of the Company. The Member shall not be required to lend any funds to the Company.

7.2 Management and Control.

(a) The Member, in its capacity as such: (i) shall not participate in the management or control of the business of, or transact any business for or on behalf of, the Company; (ii) shall have no voting rights, except as specifically provided in this Agreement; and (iii) shall have no power to sign for or bind the Company. The Member shall, however, have the approval rights expressly set forth elsewhere in this Agreement or specifically required by the Act.

(b) The business and affairs of the Company shall be conducted and managed by a board of managers (each such manager, a “Director”), which shall be called the “Board of Directors”. The initial number of Directors of the Company shall, as of the date hereof and until changed in accordance with the provisions of this Agreement, be fixed at two. The initial Directors shall, as of the date hereof and until changed in accordance with the provisions of this Agreement, be:

John G. Murray
Adam D. Portnoy

At any time during any year, the number of Directors may be increased or reduced, in each case by the Member or by a majority of the Directors in office at the time of such increase or decrease, although less than a quorum. Vacancies on the Board of Directors resulting from whatever cause shall be filled by the Member or by a majority of the Directors then in office, although less than a quorum. Directors shall serve until their successors are duly elected and qualified. Directors can be removed with or without cause by the Member at any time. Determinations made by the Board of Directors in connection with the conduct of the business of the Company shall be made in the manner provided in the Bylaws, unless otherwise provided herein. The Bylaws are hereby approved in all respects.

(c) Except as otherwise specifically provided in this Agreement, the Board of Directors shall have full authority and responsibility and exclusive and complete discretion to manage, control, operate and dispose of the business and assets of the Company for the purposes herein stated, shall make all decisions affecting the Company’s business and assets and shall have full, complete and exclusive discretion to take any and all actions that the Company is authorized to take and to make all decisions with respect thereto. The Board of Directors may appoint a President, one or more Vice Presidents, a Treasurer and a Secretary and such other officers as they shall deem appropriate, each of which may, to the extent provided by the Board of Directors, have the powers attendant to a similar officer of a Delaware corporation. Except as otherwise provided by the Act, no Director shall be personally liable for any of the debts, liabilities, obligations or contracts of the Company, nor shall any Director, in his or her capacity as such, be required to contribute or lend any funds to the Company.

(d) Subject to the express provisions of this Agreement, the Board of Directors shall have the authority to authorize any one or more of the Directors, officers, employees or agents of the Company to execute on behalf of the Company, as its authorized signatory, such agreements, contracts, instruments and other documents as it shall from time to time approve, such approval to be conclusively evidenced by the certification by any Director of a resolution adopted by the Board of Directors authorizing execution by such person of such document, including, without limitation: (i) checks, drafts, notes and other negotiable instruments; (ii) deeds of trust and assignments of rights; (iii) contracts for the sale of assets or contracts relating to consulting, advisory or management services, deeds, leases, assignments and bills of sale; and (iv) loan agreements, mortgages, security agreements, pledge agreements and financing statements. The signature of any such Director, officer, employee or agent of the Company on any such instrument, agreement, contract, lease, conveyance or document, or upon any check, draft, note or other negotiable instrument, shall be sufficient to bind the Company in respect thereof and shall conclusively evidence the authority of the Board of Directors with respect thereto, and no third person need look to the application of funds or authority to act or require the joinder or consent of any other party.

(e) No Director of the Company shall be liable to the Company or the Member for monetary damages for breach of fiduciary duty as a Director, except for: (i) any breach of the Director’s duty of loyalty to the Company or the Member; (ii) acts or failures to act not made in good faith or that involve intentional misconduct or knowing violations of law; or (iii) any transaction from which the Director derived an improper personal benefit. No amendment or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any Director of the Company for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

7.3 Evidence of Authority, Etc. Any Person dealing with the Company may rely on a certificate signed by any Director or any officer of the Company as to:

(a) the identity of the Member, the Directors or the officers, employees or agents of the Company;

(b) the existence or nonexistence of any fact or facts that constitute conditions precedent to acts by the Member, the Board of Directors, or any officer, employee or agent of the Company, or that are in any other manner germane to the affairs of the Company;

(c) the identity of any Person that is authorized to execute and deliver any instrument or document on behalf of the Company;

(d) the authenticity of a copy of this Agreement and amendments hereto;

(e) any act or failure to act by the Company or as to any other matter whatsoever involving the Company, the Member, or any Director, officer, employee or agent of the Company; and

(f) the authority of the Board of Directors or any officer, employee or agent of the Company or other Person to act on behalf of the Company.

7.4 Other Business, Etc.

(a) Any Director, the Member and any Affiliate thereof may engage in or possess an interest in other business ventures unconnected with the Company of every kind and description, independently or with others, and the Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

(b) Unless otherwise approved by the Company, no Person shall use any proprietary or confidential information owned by the Company other than for the benefit of the Company, whether or not such Person is and remains a Director, the Member or any Affiliate thereof.

7.5 Indemnification.

(a) Neither the Member nor any Director, officer or other employee of the Company shall be liable to any other Person who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member, Director, officer or other employee in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member, Director, officer or other employee by this Agreement, except that the Member or any Director, officer or other employee of the Company shall be liable for any such loss, damage or claim incurred by reason of such Person’s gross negligence or willful misconduct. To the full extent permitted by applicable law, the Member and any Director, officer or other employee of the Company shall be entitled to indemnification from the Company for any loss, damage or claim by reason of any act or omission performed or omitted by such Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Person by this Agreement, except that neither the Member nor any Director, officer or other employee of the Company shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Person by reason of such Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 7.5 shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof.

(b) To the extent that, at law or in equity, the Member or any Affiliate thereof or any director, officer, shareholder, employee, agent or representative of the Member or such Affiliate has duties (including fiduciary duties) and liabilities to the Company or to the Member, no such Person shall be liable to the Company or to the Member for its good faith reliance on the provisions of this Agreement. The Member agrees that the duties and liabilities of any such Person otherwise existing at law or in equity, to the extent that they are expanded or restricted by the provisions of this Agreement, replace such other duties and liabilities of such Person.

ARTICLE 8
TERMINATION

8.1 Dissolution.

(a) In accordance with Subchapter VIII of the Act, the Company shall be dissolved and the affairs of the Company wound up upon (i) a determination by the Member to dissolve the Company or (ii) the entry of a judicial decree of dissolution.

(b) Dissolution of the Company shall be effective on the day on which a determination by the Member to dissolve the Company occurs or the day on which a judicial decree of dissolution is entered, but the Company shall not terminate until the assets of the Company have been distributed as provided herein and a certificate of cancellation of the Company has been filed with the Secretary of State of the State of Delaware.

8.2 Application of Assets. In accordance with the Act, in the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 6.2.

ARTICLE 9
MISCELLANEOUS

9.1 Notices.

(a) Any and all notices, consents, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given only if in writing and the same shall be delivered either in hand or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postage prepaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

(b) All notices, demands and requests to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal.

(c) All such notices, demands and requests given to the Member shall be addressed to the address set forth on Schedule A hereto or to such other United States address as the Member may have designated for itself by written notice to the Company in the manner herein prescribed, except that notices of change of address shall be effective only upon receipt.

9.2 Word Meanings. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

9.3 Binding Provisions. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, executors, administrators and legal representatives or successors and assigns, as the case may be, of the party hereto.

9.4 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provision of this Agreement shall control and take precedence.

9.5 Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

9.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement.

9.7 Entire Agreement. This Agreement constitutes the entire understanding of the Member and the Company with respect to the transactions contemplated herein and supersedes all prior understandings or agreements in respect of such transactions.

9.8 Amendments. This Agreement shall not be amended except with the prior written consent of the Member. Any consent may be given subject to satisfaction of conditions stated therein.

9.9 Investment Representations. The Member understands that its Company Interest has not been registered under the Securities Act on the grounds that its acquisition of such Company Interest was exempt under Section 4(2) of the Securities Act as not involving a public offering, and that its Company Interest may not be transferred unless it has been registered under the Securities Act and state securities laws or an exemption from such registration is available.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Agreement under seal as of the day and year first above written.

INDUSTRIAL LOGISTICS PROPERTIES TRUST,
a Maryland real estate investment trust

By:	/s/ John G. Murray
John G. Murray
President and Chief Executive Officer

[Signature Page to Maple Delaware Merger Sub LLC Limited Liability Company Operating Agreement]

SCHEDULE A

Name and Address of the Member	Company Interest

Industrial Logistics Properties Trust	100%
Two Newton Place
255 Washington Street, Suite 300 Newton, Massachusetts 02458

EXHIBIT A

BYLAWS OF THE COMPANY

BYLAWS

OF

MAPLE DELAWARE MERGER SUB LLC

Dated: November 3, 2021

MAPLE DELAWARE MERGER SUB llc

_________________________________________

BYLAWS

_________________________________________

ARTICLE I

GENERAL

SECTION 1. Agreement. These Bylaws shall be subject to the Limited Liability Company Operating Agreement (as from time to time in effect, the “Agreement”) of Maple Delaware Merger Sub LLC, a Delaware limited liability company (the “Company”). In the event of any inconsistency between the terms hereof and the terms of the Agreement, the terms of the Agreement shall control.

SECTION 2. Definitions. Capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Agreement.

ARTICLE II

MEETINGS OF THE MEMBER

SECTION 1. Place of Meeting. Meetings of the Member shall be held either within or without the State of Delaware at such place and at such times as the Board of Directors may fix from time to time.

SECTION 2. Quorum and Adjournments. Except as otherwise provided by law or by the Agreement, the presence of the Member, in person or by proxy, at any meeting of the Member shall be requisite and shall constitute a quorum.

SECTION 3. Consent of the Member in Lieu of Meeting. Unless otherwise restricted by the Agreement, any action that may be taken at any meeting of the Member of the Company may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the Member and shall be delivered to the Company by delivery to its registered office in Delaware, to its principal place of business, or to an officer or agent of the Company having custody of the books in which proceedings of meetings of the Member are recorded. Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of the Member.

ARTICLE III

DIRECTORS

SECTION 1. Number. The number of directors shall be as provided in the Agreement.

SECTION 2. Term of Office. Each director shall hold office until the next annual meeting of the Member and until his or her successor is duly elected and qualified or until his or her earlier death or resignation, subject to the right of the Member at any time to remove any director or directors as provided in Section 4 of this Article III.

SECTION 3. Vacancies. If any vacancy shall occur among the directors, or if the number of directors shall at any time be increased, the directors then in office, although less than a quorum, by a majority vote may fill the vacancies or newly-created directorships, or any such vacancies or newly-created directorships may be filled by the Member at any meeting.

SECTION 4. Removal by the Member. Except as otherwise provided by law, the Agreement or otherwise, the Member may remove any director or directors, with or without cause, and, in its discretion, elect a new director or directors in place thereof.

SECTION 5. Meetings. Meetings of the Board of Directors shall be held at such place, within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors or by the President, and as may be specified in the notice or waiver of notice of any meeting. Meetings may be held at any time upon the call of the President or any Director then in office by oral, telegraphic, telecopy or other form of electronic transmission, or written notice, duly served or sent or mailed to each director.

Meetings may be held at any time and place without notice if all the directors are present and do not object to the holding of such meeting for lack of proper notice or if those not present shall, in writing or by telecopy or other form of electronic transmission, waive notice thereof. A regular meeting of the Board may be held without notice immediately following the annual meeting of the Member at the place where such meeting is held. Regular meetings of the Board may also be held without notice at such time and place as shall from time to time be determined by resolution of the Board. Except as otherwise provided by law, the Agreement or otherwise, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or any committee thereof need be specified in any written waiver of notice.

Members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to the foregoing provisions shall constitute presence in person at the meeting.

SECTION 6. Votes. Except as otherwise provided by law, the Agreement or otherwise, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 7. Quorum and Adjournment. Except as otherwise provided by law, the Agreement or otherwise, a majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement of the adjournment at the meeting, and at such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally noticed.

SECTION 8. Compensation. Directors may receive compensation for their services, as such, and for service on any committee of the Board of Directors, as fixed by resolution of the Board of Directors, and for expenses of attendance at each regular or special meeting of the Board or any committee thereof. Nothing in this Section shall be construed to preclude a director from serving the Company in any other capacity and receiving compensation therefor.

SECTION 9. Action By Consent of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Such consent shall be treated as a vote adopted at a meeting for all purposes. Such consents may be executed in one or more counterparts and not every Director or committee member need sign the same counterpart.

ARTICLE IV

OFFICERS

SECTION 1. Officers. The officers of the Company shall include a president, a treasurer and a secretary and may include a chief executive officer, a chief operating officer, a chief financial officer, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers who shall have such powers and duties as the Board of Directors shall deem necessary or desirable, consistent with the powers and duties of similar officers of a Delaware corporation. In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Company shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the Member (or at such other meeting as the Board of Directors determines), and each shall hold office for the term provided by the vote of the Board, except that each will be subject to removal from office in the discretion of the Board as provided herein. The powers and duties of more than one office may be exercised and performed by the same person.

SECTION 2. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting.

SECTION 3. Compensation. The Board of Directors shall fix the compensation of all officers of the Company. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

SECTION 4. Removal. Any officer of the Company may be removed, with or without cause, by action of the Board of Directors.

SECTION 5. Bonds. The Board of Directors may require any officer of the Company to give a bond to the Company, conditional upon the faithful performance of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

ARTICLE V

EXECUTION OF DOCUMENTS

SECTION 1. Execution of Checks, Notes, Etc. All checks and drafts on the Company’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, or agent or agents, as shall be thereunto authorized from time to time by the Board of Directors, which may in its discretion authorize any such signatures to be delivered by facsimile.

SECTION 2. Execution of Contracts, Assignments, Etc. Unless the Board of Directors shall have otherwise provided generally or in a specific instance, all contracts, agreements, endorsements, assignments, transfers, or other instruments may be signed by any officer of the Company.

ARTICLE VI

FISCAL YEAR

The fiscal year of the Company shall be as determined in the Agreement.

ARTICLE VII

AMENDMENTS

These Bylaws may be altered, amended, changed or repealed and new bylaws of the Company adopted by the Member or, to the extent provided in the Agreement, by the Board of Directors, in either case at any meeting called for that purpose at which a quorum shall be present. Any bylaw, whether made, altered, amended, changed or repealed by the Member or the Board of Directors, may be altered, amended, changed, repealed or reinstated, as the case may be, either by the Member or by the Board of Directors, as herein provided; except that this Article may be altered, amended, changed or repealed only by vote of the Member.

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